Exhibit 10.5

ADVANCE AUTO PARTS, INC.
2016 TIME-BASED SARS AWARD AGREEMENT
(STOCK SETTLED)
[INDUCEMENT AWARD]

Award Date	Time-based SARs	Grant Price	Last Vesting Date	Expiration Date
April 14, 2016	68,745	$160.94	April 14, 2021	April 14, 2023

THIS CERTIFIES THAT Advance Auto Parts, Inc. (the “Company”) has on the Award Date specified above granted to
Thomas Greco
(“Participant”) Stock Appreciation Rights (the “Time-based SARs”) with respect to the number of shares of Advance Auto Parts, Inc. Common Stock, $.0001 par value per share (“Common Stock”), indicated above in the box labeled “Time-based SARs.” The initial Market Value of each underlying share of Common Stock is indicated above in the box labeled “Grant Price.” The Time-based SARs that this Certificate represents shall vest and become exercisable in accordance with Sections 1 and 2 below, and upon vesting shall be fully exercisable until the Expiration Date except as otherwise provided in Section 2 below. This Award is subject to the terms and conditions set forth below and in the Advance Auto Parts, Inc. 2014 Long-Term Incentive Plan (the “Plan”). A copy of the Plan is available on the Company’s Intranet site or upon request. In the event of any conflict between the terms of the Plan and this Award, the terms of the Plan shall govern. Any terms not defined herein shall have the meaning set forth in the Plan.
* * * * *

1.
Vesting. Subject to the remaining provisions of this Award, the Time-based SARs indicated in the table above shall vest over five years from the Award Date according to the dates identified in the following table if you remain continuously employed by the Company until the respective vesting date.

Number of Time-based SARs in Each Installment	Vesting Date for Time-based SARs in Each Installment
22,915	April 14, 2019
22,915	April 14, 2020
22,915	April 14, 2021

2.	Time-based SARs Duration and Exercise.

(a)
Subject to the following, these Time-based SARs shall expire on the Expiration Date. However, if your employment or other association with the Company and its Affiliates ends before that date, these Time-based SARs shall expire on Expiration Date or, if earlier, the date specified in whichever of the following applies:

(i)
If your employment or other association is terminated prior to April 14, 2021 on account of Disability or death, then each installment of your Time-based SARs set forth in the table above in Section 1 will vest on a pro rata basis, based on the number of days on which you were employed by the Company during the applicable vesting period for such installment (i.e., the first installment will be pro-rated over a three-year period, the second installment will be pro-rated over a four-year period, and the third installment will be pro-rated over a five-year period), and your Time-based SARs will expire one year after the date of the termination of your employment or other association on account of Disability or death, as applicable. For all purposes of this Award, “Disability” shall have the same meaning as that term is defined in your employment agreement with the Company dated as of March 28, 2016 (the “Employment Agreement”).

(ii)
If the termination of your employment or other association is for “Due Cause,” as defined in the Employment Agreement, all of your Time-based SARs will expire on the date your employment or other association ends.

(iii)
If your employment or other association is terminated prior to April 14, 2021 by the Company other than for Due Cause, or by you for “Good Reason,” as defined in the Employment Agreement, then each installment of your Time-based SARs set forth in the table above in Section 1 will vest on a pro rata basis, based on the number of days on which you were employed by the Company during the applicable vesting period for such installment (i.e., the first installment will be pro-rated over a three-year period, the second installment will be pro-rated over a four-year period, and the third installment will be pro-rated over a five-year period), and your time-based SARs will expire one year after the date of your termination of employment by the Company other than for Due Cause or by you for Good Reason.

(iv)
In all other cases, all of your Time-based SARs which have not vested will expire on the date your employment or other association ends, and all of your Time-based SARs which have vested will expire ninety (90) days after your employment or other association ends.

(b)
Upon a “Change In Control” (as defined in the Employment Agreement), in the event that the successor organization does not assume, convert, or replace the Time-based SARs, any remaining previously unvested Time-based SARs will vest immediately, and your Time-based SARs will expire one year after the occurrence of the Change In Control event or, if earlier, on the Expiration Date.

(c)
No shares of Common Stock shall be issued to you prior to the date on which the Time-based SARs are exercised in accordance with this Section 2. Upon exercise of the Time-based SARs, you shall be entitled to receive a number of shares of Common Stock for the number of shares with respect to which the Time-based SARs are exercised equal to (i) the aggregate excess of the Market Value of one share of Common Stock on the date of exercise over the aggregate Grant Price, divided by (ii) the Market Value of one share of Common Stock on the date of exercise. The shares of Common Stock shall be issued in book-entry form, registered in your name or in the name of your legal representatives, beneficiaries or heirs, as the case may be. The Company will not deliver any fractional share of Common Stock but will pay, in lieu thereof, cash equal to the Market Value of such fractional share.

(d)
Except as otherwise provided in this Section 2, during any period that any of these Time-based SARs remain outstanding after your employment or other association with the Company and its Affiliates ends, you may exercise them only to the extent they were exercisable immediately prior to the end of your employment or other association. In no event may any of these Time-based SARs be exercised after they expire as determined in accordance with Section 2.

(e)
At any time you may exercise these Time-based SARs by delivery to the Company (the date such delivery occurs is hereinafter referred to as the “Exercise Date”) a notice which shall state that you elect to exercise the Time-based SARs as to the number of shares specified in the notice as of the date specified in the notice. Such notice should be made to the stock administrator at the Company headquarters or its designee. All notices will be acknowledged and validated by the Company or its designee prior to actual exercise of a Time-based SAR.

3.
Transfer of Time-based SARs. You may not transfer any or all of these Time-based SARs except by will or the laws of descent and distribution, and, during your lifetime, only you (or in the event of your Disability, your legal guardian or representative) may exercise these Time-based SARs. Any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of the Time-based SARs granted by this Award in contravention of this Award or the Plan shall be void.

4.
No Rights as a Stockholder. You shall have no rights as a stockholder of any Common Stock covered by these Time-based SARs until the Exercise Date and entry evidencing such ownership is made in the stock transfer books of the Company. Except as may be provided under Section 8 of the Plan, the Company will make no adjustment for dividends (ordinary or extraordinary and whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the Exercise Date.

5.
Notices. Except as otherwise provided herein, all notices, requests, demands and other communications under this Award shall be in writing, and if by telecopy, shall be deemed to have been validly served, given or delivered when sent, or if by personal delivery or messenger or courier service, shall be deemed to have been validly served, given or delivered upon actual delivery (but in no event may notice be given by deposit in the United States mail), at the following addresses, telephone and facsimile numbers (or such other address(es), telephone and facsimile numbers a party may designate for itself by like notice):

If to the Company:    Advance Auto Parts, Inc.
located at 5008 Airport Road,
Roanoke, Virginia 24012,
Attention: General Counsel or by
telephone at (540) 561-1173 or
telecopy at (540) 561-1448;

With copy to:         Advance Auto Parts, Inc.
located at 5008 Airport Road,
Roanoke, Virginia 24012
Attention: Vice President,
Rewards and HR Services or by
telephone at (540) 561-6818 or
telecopy at (540) 561-6998;

If to you, the Participant, to your home address on record at Advance Auto Parts or your business address at Advance Auto Parts.

6.
Income Tax Matters. The Company makes no representation or warranty as to the tax treatment of your receipt or exercise of these Time-based SARs or upon your sale or other disposition of the shares of Common Stock acquired through the exercise of the Time-based SARs. You should rely on your own tax advisors for such advice. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are your sole and absolute responsibility, are withheld or collected from you at the time of your exercise of the Time-based SARs. The Company will inform you of alternative methods to settle any applicable taxes due prior to the first vesting date of your Award.

7.	Miscellaneous.

(a)
This Award is made under the provisions of the Plan and shall be interpreted in a manner consistent with it. To the extent that any provision in this Award is inconsistent with the Plan, the provisions of the Plan shall control. The interpretation of the Committee of any provision of the Plan, the Time-based SARs or this Award, and any determination with respect thereto or hereto by the Committee, shall be binding on all parties. Notwithstanding the foregoing, the definition of the terms “Disability,” “Due Cause,” “Good Reason” and “Change In Control” shall be as set forth in the Employment Agreement and the interpretation of such terms shall be made in the manner prescribed in the Employment Agreement.

(b)
Nothing contained in this Award Agreement shall confer, intend to confer or imply any rights to an employment relationship or rights to a continued employment relationship or other association with the Company or any Affiliate in your favor or limit the ability of the Company or an Affiliate, as the case may be, to terminate, with or without Due Cause, in its sole and absolute discretion, your employment relationship or other association with the Company or such Affiliate, subject to the terms of any written employment agreement to which you are a party.

(c)
Neither the Plan nor this Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured creditor of the Company or any Affiliate.

(d)
The Company shall not be required to deliver any shares of Common Stock upon exercise of any Time-based SARs until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(e)
An original record of this Award and all the terms hereof executed by the Company is held on file by the Company. To the extent there is any conflict between the terms contained in this Award and the terms contained in the original held by the Company, the terms of the original held by the Company shall control.

(f)
This Award is intended to be consistent with the Employment Agreement. To the extent that any provision of this Award Agreement is inconsistent with the terms of the Employment Agreement, the provisions of the Employment Agreement shall control with respect to this Award.

(g)
If any provision in this Award Agreement is determined to be invalid, void or unenforceable by the decision of any court of competent jurisdiction, which determination is not appealed or appealable for any reason whatsoever, the provision in question shall not be deemed to affect or impair the validity or enforceability of any other provision of this Award Agreement and such invalid or unenforceable provision or portion thereof shall be severed from the remainder of this Award Agreement.

In Witness Whereof, this Award has been executed by the Company as of the date first above written.
ADVANCE AUTO PARTS, INC.

By: /s/ Tammy M. Finley
Tammy M. Finley
Executive Vice President, Human Resources,
General Counsel and Corporate Secretary
Accepted and agreed, including specifically but without limitation as to the treatment of this Award in accordance with the terms of the Plan and this Award notwithstanding any terms of an Employment/ Loyalty Agreement between the Company and the undersigned to the contrary:

By: _____________________________             ________________________________
Electronic Signature                 Acceptance Date

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